EXHIBIT 1.2(b)

                              IP SECURITY AGREEMENT

THIS IP SECURITY AGREEMENT (the "Security Agreement") is made as of November 3, 2000 (the "Closing Date") by and between SELECT THERAPEUTICS INC., a Delaware corporation ("Select" or "Secured Party"), SIERRA DIAGNOSTICS, INC., a California corporation ("Sierra" or "Grantor"), and SIERRA DIAGNOSTICS, LLC, a California limited liability company ("Sierra LLC").

                                    RECITALS

     A. Sierra LLC and Select have entered into a Stock Purchase Agreement of even date herewith whereby Sierra LLC is acquiring all of the outstanding shares of capital stock of Sierra from Select (the "Stock Purchase Agreement").

     B. Pursuant to the terms of the Stock Purchase Agreement, Sierra LLC has delivered to Select an Acquisition Promissory Note dated as of October 1, 2000 (the "Acquisition Promissory Note").

     C. To secure payment of Sierra LLC's obligations to Select under the Acquisition Promissory Note, Sierra LLC is causing Sierra to grant to Select a security interest in certain patents held by Sierra and rights related thereto pursuant to the terms of this Security Agreement.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Security Interest. Sierra hereby grants to Select a security interest in and lien (the "Lien") upon the Collateral (defined below) to secure the timely payment of all amounts owing by Sierra LLC to Select and performance of its obligations under the terms of the Acquisition Promissory Note (hereinafter collectively called the "Obligations"). The Lien is and, except as otherwise provided in Section 11, shall be prior to all liens on the Collateral other than any future liens imposed by law relating to judgments, taxes or assessments.

2. Collateral Defined. As used in this Security Agreement, the term "Collateral" shall mean the following patents and patent applications:

          Methods and reagents for Preservation of DNA in bodily Fluids
          Inventor:  Tony Baker
          Patent Application Serial Number 09/185,402 United States Patent Application Number 98962024.0-2116 European Patent Office (the "Scheduled Patent");

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together with (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, for the Scheduled Patent, including without limitation, registrations, recordings and applications therefor in the United States Patent and Trademark Office or comparable office of any other country, (ii) all reissues, continuations, divisions, continuations-in-part or extensions thereof, (iii) the rights of Sierra thereof in respect of the foregoing and the inventions disclosed therein and all improvements thereto, including the right to prevent others from making, using or selling the inventions disclosed therein, and (iv) all trade secrets, know-how, confidential information, proprietary information and unpatented inventions (whether or not patentable) related to the inventions claimed in the Scheduled Patent and improvements thereto; all license agreements related to any of the foregoing and income or rights to receive income therefrom; the right to sue for all past, pres-ent and future infringement of the foregoing; and pro-ceeds of the foregoing, including without limitation all goods, accounts, contract rights, documents, chat-tel paper, deposit accounts, instruments, cash and general intangibles arising from the sale, lease or other disposition of the aforesaid, and all payments under insurance (whether or not any Grantor is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or infringement of or otherwise with respect to the aforesaid or such proceeds thereof (hereinafter collectively called the "Intellectual Property"); and all proceeds and products of all of the above (hereinafter collectively called the "Proceeds").

3. Perfection of Security Interest. Upon the request of the Secured Party and to the extent the Secured Party deems it necessary or desirable in order to perfect the Lien with respect to Collateral, the Grantor shall (i) join the Se-cured Party in executing one or more assignments and/or financing statements and all necessary continuation state-ments thereto pursuant to the applicable Uniform Commercial Code as in then effect and such other states in which a part of the Collateral may reside or such other notices appropriate under applicable law in form satisfacto-ry to the Secured Party and its counsel and (ii) pay all reasonable filing or recording costs with respect thereto. The Secured Party shall be authorized to file this Security Agreement, or other documents necessary to perfect the secu-rity interest granted hereby in the Grantor's patents and patent applications in the United States Patent Office.

4. Maintenance and Protection of Collateral. The Grantor will not do, or suffer to be done, any acts or things whereby the security interest and Lien created hereby might or could be impaired; provided that (a) so long as no Default Event (defined below) has occurred and is continuing, Grantor may retain possession of, use, and deal in the ordinary course of its business with the Collateral,
(b) Grantor shall in no event be liable for breach of this Section 4 if the breach arises as a result of or in connection with Select's breach of Select's obligation under Section 11 of this Security Agreement, and (c) Grantor shall in no event be liable for breach of this Section 4 as a result of any failure by Grantor to perform or undertake actions which are or which reasonably could constitute Patent Work (as that term is defined in Section 5.2(a) of the Stock Purchase Agreement).

5. Grantor's Warranties and Representations. Grantor warrants, covenants and agrees as follows:


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          (a) To pay and perform all of the obliga-tions secured by this
     Agreement according to their terms, and

          (b) To defend the title to Collateral held by it against all persons and against all claims and demands whatsoever; provided that Grantor shall in no event be liable for breach of this Section 5(b) as a result of any failure by Grantor to perform or undertake actions which are or which reasonably could constitute Patent Work and for which Patent Work Advances (as defined in Section 5.2(b) of the Stock Purchase Agreement) have not been made by Select.

          (c) Assuming the accuracy of warranties and representations made by Select in Article 2 of the Stock Purchase Agreement, the Collateral, except for the security interest granted hereby, is lawfully owned by Grantor and is now free and clear of any and all liens and security interests, claims, charges, encumbrances, taxes and assessments, except as may be referred to herein.

6. Further Assurances. Sierra agrees promptly to execute, acknowledge and deliver all such further instruments and documents and take all such actions as Select may from time to time reasonably request in order to perfect and protect the security interest granted hereby or to enable Select to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including, without limitation, the filing of any financing statements, continuation statement or other similar documents in connection herewith (including filings with the United States Patent and Trademark Office).

7. Remedies. Upon the occurrence of any Default Event (as that term is defined in the Acquisition Promissory Note), Select shall have all the default rights and remedies of a secured party under the United States Patent Act and under the New York Uniform Commercial Code and other applicable law, including, without limitation, the right take title to the Collateral and to sell or otherwise dispose of the Collateral or any part thereof, for cash, on credit or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Select. Grantor agrees to execute and deliver all such instruments of assignment and conveyance and other documentation as may be reasonably requested by the Secured Party to vest title in and to the Collateral in the Secured Party or, if such Collater-al is sold as contemplated by the immediately preceding sentence, in the purchaser or purchasers thereof.

     Upon the occurrence a Default Event, the Secured Party's reasonable attorneys' fees and disbursements for pursuing, searching for, receiving, taking, keeping, storing, advertising, and selling the Collateral shall be chargeable to the Grantor.

     The net cash proceeds resulting from the liquidation, sale or other disposition of the Collateral shall be applied first to the expenses (including all attorneys' fees) of retaking, holding, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of the Obligations secured hereby. Grantor and Sierra LLC jointly and severally shall be liable to Select and shall pay to Select on demand any deficiency which may remain after such sale, disposition, collection or liquidation of Collateral.


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8. Cumulative Rights. The rights, powers and remedies of Select under this
Security Agreement shall be in addition to all rights, powers and remedies given to Select under any statute or rule of law or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently.

9. Waiver. Any forbearance, failure or delay by Select in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy of Select shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Select.

10. Termination. This Security Agreement and the security interest created hereby shall terminate on payment in full of all Obligations, at which time Select shall execute and deliver to Sierra all Uniform Commercial Code termination statements, United States Patent and Trademark Office filings and similar documents which Sierra or Sierra LLC shall reasonably request to evidence such termination.

11. Subordination. Secured Party agrees that, upon request of Sierra or Sierra LLC, it shall execute a subordination agreement on commercially reasonable terms whereby the Lien granted by this Security Agreement in and to all Ancillary Collateral (defined below) is subordinated to any lien or other security interest that Sierra or Sierra LLC may grant to an institutional lender in conjunction with working capital financing that may be provided by such institutional lender to Sierra or Sierra LLC. The term "Ancillary Collateral" shall mean all Collateral other than the Scheduled Patent itself and the Collateral related thereto that is listed in clauses (i) and (ii) of Section 2 of this Security Agreement.

12. Miscellaneous.

          12.1. Notices. All notices, requests, demands and other communications under this Security Agreement shall be in writing and shall be deemed given when delivered personally or by reputable overnight courier or mailed by registered or certified mail, return receipt requested, to the parties at the following addresses (or to such other address as a party may have specified by notice to the other parties pursuant to this provision):

               (a) if to Sierra or Sierra LLC, at:

                   Sierra Diagnostics, LLC
                   21109 Longeway, #C
                   Sonora, California 95370
                   Attn:  Mr. Tony K. Baker

                   with a copy to:

                   Jeffrey B. Detwiler, Esq.
                   Dudnick Detwiler, Rivin & Stikker, LLP
                   351 California Street, 15th Floor


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                   San Francisco, California 94104

               (b) if to Select, at:

                   Select Therapeutics Inc.
                   50 O'Connor Street - Suite 300
                   Ottawa, Ontario KlP 6L2
                   CANADA
                   Attn:  Mr. Robert Bender, Chairman

                   with a copy to:

                   Richard G. Klein, Esq.
                   Hofheimer Gartlir & Gross, LLP
                   530 Fifth Avenue
                   New York, New York 10036

          12.2. Assignment. This Security Agreement is personal to each of the parties and may not be assigned without the written consent of the other party. Notwithstanding the foregoing, and as contemplated by Section 5.4 of the Stock Purchase Agreement, (i) Sierra LLC anticipates liquidation of Sierra following the Closing Date (as that term is defined in the Stock Purchase Agreement), (ii) Select has consented to, and agreed to cooperate to the extent reasonably required to effect, the assignment of Sierra's assets to Sierra LLC (including the Scheduled Patent), and the assumption by Sierra LLC of Sierra's contractual obligations, including any obligations of Sierra to Select created under or contemplated by this Security Agreement.

          12.3. Entire Agreement. This Security Agreement contains, and is intended as, a complete statement of all the terms of the agreements among the parties with respect to the matters provided for, supersedes any previous agreements and understanding among the parties with respect to those matters, and cannot be changed or terminated except by a writing signed by the parties.

          12.4. Governing Law; Consent to Jurisdiction and Service of Process. This Security Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York applicable to contracts entered into and to be performed entirely within New York. Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the State of New York and each party waives any objection which such party may now or hereafter have to the laying of venue of any such action, suit or proceeding and irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given by registered or certified mail, return re-ceipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. If for any reason such service of process by mail is ineffective, then each party shall be deemed to have appointed its


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     attorney as designated in Section 12.1 as such party's authorized agent to accept and acknowl-edge on such party's behalf service of any and all process which may be served in any such action, suit or proceeding. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any jurisdiction other than New York.

          12.5. Interpretation. The headings contained in this Security Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Security Agreement. Whenever the words "include," "includes" or "including" are used in this Security Agreement, they shall be deemed to be followed by the words "without limitation."

          12.6. Facsimile/Counterparts. This Security Agreement may be executed by facsimile, and may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          12.7. Parties in Interest. This Security Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, and nothing in this Security Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          12.8. Severability. Any term or provision of this Security Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Security Agreement in any other jurisdiction. If any provision of this Security Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          12.9. Attorneys' Fees. In the event of a dispute arising under this Security Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs, with any such fees and costs incurred in enforcing any judgement or award and upon appeals recoverable as a separate item of costs.

          12.10. Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instructions, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Security Agreement.


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     IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first above written.


SELECT THERAPEUTICS INC.                      SIERRA DIAGNOSTICS, INC.



By:                                           By:
   ------------------------------                 ------------------------------
   Robert Bender, President                       Tony K. Baker, President


                                              SIERRA DIAGNOSTICS, LLC



                                              By:
                                                  ------------------------------
                                                  Tony K. Baker, Manager


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